Exhibit 99.1

News Release

Weatherford and Baker Hughes Announce
Sale and Purchase of Pipeline and Specialty Services Business

GENEVA, Switzerland, March 24, 2014 - PRNewswire/ - Weatherford International Ltd. (NYSE / Euronext Paris / SIX: WFT) and Baker Hughes Incorporated (NYSE: BHI) announce today that they have signed an agreement for the sale of Weatherford’s pipeline and specialty services business to a subsidiary of Baker Hughes for a total consideration of $250 million, including $241 million in cash and $9 million in retained working capital. The sale is part of Weatherford’s previously announced plan to divest its non-core businesses.
“This sale is an important first step towards Weatherford’s refocus on its core businesses and becoming a leaner, more efficient and stronger company. We are pleased to have reached agreement on the sale of this business to Baker Hughes, which complements their existing process and pipeline services business. We believe that Baker Hughes is really well positioned to maximize the potential of this business” stated Bernard J. Duroc-Danner, Chairman, President and Chief Executive Officer of Weatherford.
“The substantial demand for Baker Hughes’ process and pipeline services indicates the growing importance of midstream infrastructure in supporting the expansion and sustainability of the energy industry,” said Martin Craighead, Chairman and Chief Executive Officer of Baker Hughes. “The addition of Weatherford’s pipeline and specialty services not only will augment our asset assurance and integrity capabilities, but also will help us leverage our existing technologies and global supply chain network into profitable, growing markets.”

About Weatherford

Weatherford is one of the largest multinational oilfield service companies. Weatherford’s product and service portfolio spans the lifecycle of the well, and includes formation evaluation, well construction, completion and production. The Company provides innovative solutions, technology and services to the oil and gas industry, and operates in over 100 countries currently employing more than 60,000 people worldwide.

About Baker Hughes
Baker Hughes is a leading supplier of oilfield services, products, technology and systems to the worldwide oil and natural gas industry. The company's 60,000-plus employees today work in more than 80 countries helping customers find, evaluate, drill, produce, transport and process hydrocarbon resources.

Weatherford Contacts

Krishna Shivram	+1.713.836.4610
Executive Vice President and Chief Financial Officer

Karen David-Green	+1.713.836.7430
Vice President - Investor Relations

Baker Hughes Contacts

Media Relations:
Robin Swanger, +1.281.231.1424, robin.swanger@bakerhughes.com

Investor Relations:
Trey Clark, +1.713.439.8039, trey.clark@bakerhughes.com
Eric Holcomb, +1.713.439.8822, eric.s.holcomb@bakerhughes.com

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identified by the words “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “may,” “should,” “could,” “will,” “would,” and “will be,” and similar expressions, although not all forward-looking statements contain these identifying words. Such statements are subject to significant risks, assumptions and uncertainties. Specifically, statements regarding the timing of closing of the transaction described herein assume that there will be no subsequent events or other adverse developments after the date of this press release that affect closing. Forward-looking statements also are affected by the risk factors described in Weatherford’s Annual Report on Form 10-K for the year ended December 31, 2013, and those set forth from time-to-time in other filings with the Securities and Exchange Commission (“SEC”). Weatherford undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required under federal securities laws.